3.1





                            LOAN EXTENSION AGREEMENT

                         Dated as of February 16, 1995

                                     Among

                                ERLY JUICE INC.,
                           a California corporation,

                             ERLY INDUSTRIES INC.,
                           a California corporation,

                          CHEMONICS INDUSTRIES, INC.,
                            an Arizona corporation,

                         CHEMONICS INTERNATIONAL, INC.,
                           a California corporation,

                                      and
                       INTERNATIONALE NEDERLANDEN (U.S.)
                              CAPITAL CORPORATION,
                             a Delaware corporation

                               TABLE OF CONTENTS

                                                                                                               Page


1.       DEFINITIONS............................................................................................  3
         a.   Defined Terms.....................................................................................  3
         b.   Use of Defined Terms..............................................................................  6
         c.   Cross-References..................................................................................  6
         d.   Certain Matters of Construction...................................................................  7

2.       LENDER'S AGREEMENT.....................................................................................  7
         a.   Extension of Due Date of ERLY Juice Obligations; Modification of
                  Interest Provisions...........................................................................  7
         b.   Grant of Option to Parent to Repurchase A and B Warrants..........................................  8
         c.   Return of Chemonics Warrant and Chemonics International
                  Warrant and Related Stock and Proceeds In Certain
                  Circumstances.................................................................................  8
         d.   Termination of Parent Stock Option and Parent Stock Option
                  Agreement.....................................................................................  8

3.       CONDITIONS PRECEDENT TO LENDER'S OBLIGATIONS...........................................................  8
         a    Execution and Delivery of This Loan Extension Agreement and
                  Related Documents.............................................................................  9
         b.   Satisfactory Legal Form...........................................................................  9
         c.   Intentionally Blank...............................................................................  9

4.       REPRESENTATIONS AND WARRANTIES.........................................................................  9
         a.   Organization, etc.................................................................................  9
         b.   Validity, etc.....................................................................................  9

5.       MISCELLANEOUS.......................................................................................... 10
         a.   Waivers, Amendments, etc.......................................................................... 10
         b.   Costs and Expenses................................................................................ 10
         c.   Severability...................................................................................... 10
         d.   Further Assurances................................................................................ 10
         e.   Headings ......................................................................................... 10
         f.   Counterparts...................................................................................... 10
         g.   Interpretation.................................................................................... 10
         h.   Complete Agreement................................................................................ 11
         i.   Time of the Essence............................................................................... 11
         j.   Successors and Assigns............................................................................ 11
         k.   GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.................................................. 11
         l.   MUTUAL WAIVER OF JURY TRIAL....................................................................... 11

                            LOAN EXTENSION AGREEMENT

                  THIS LOAN EXTENSION AGREEMENT (this "Loan Extension Agreement"), dated as of February 16, 1995, is made by ERLY Juice Inc., a California corporation ("ERLY Juice"), ERLY Industries Inc., a California corporation, the owner of 100% of the issued and outstanding shares of capital stock of ERLY Juice ("Parent"), Chemonics Industries, Inc., an Arizona corporation ("Chemonics"), Chemonics International, Inc., a California corporation ("Chemonics International"), and Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation, successor in interest to International Nederlanden Bank N.V., New York Branch (formerly known as NMB Postbank Groep nv, New York Branch (formerly known as Nederlandsche Middenstandsbank nv, New York Branch)) ("Lender").

                                    RECITALS

         A. ERLY Juice and Lender have entered into a Loan Agreement dated as of September 26, 1988 (as amended prior to November 18, 1994, and subject to Recital D below, the "ERLY Juice Loan Agreement"), pursuant to which Lender agreed to make certain loans and financial accommodations to or for the benefit of ERLY Juice. As used in these Recitals, the term "ERLY Juice Obligations" means the "Obligations" as such term is defined in the ERLY Juice Loan Agreement.

         B. In connection with the ERLY Juice Loan Agreement, Parent (i) granted Lender an option to purchase up to 43,000 (subject to adjustment) shares of the common stock of Parent (the "Parent Stock Option") pursuant to the Stock Option Agreement entered into in September, 1988 (the "Parent Stock Option Agreement") and (ii) issued to Lender two warrants dated as of October 22, 1993, denominated the "A Warrant" and the "B Warrant" (which shall be referred to herein as the "Existing A Warrant" and the "Existing B Warrant," respectively) each initially exercisable for 186,511 (subject to adjustment) shares of the common stock of Parent.

         C. The ERLY Juice Obligations became due and payable on December 21, 1993.

         D. ERLY Juice and Lender entered into that certain ERLY Juice Agreement dated as of November 18, 1994 (the "ERLY Juice Agreement"; all references hereafter to the ERLY Juice Loan Agreement shall be to the ERLY Juice Loan Agreement as amended by the ERLY Juice Agreement), which, among other things,
(i) amended the ERLY Juice Loan Agreement to extend the due date of the ERLY Juice Obligations to December 21, 1994, and (ii) provided for the forgiveness of $497,284.73 of the ERLY Juice Obligations as of November 18, 1994, subject to the retroactive revocation and rescission of such forgiveness as of such date if the Chemonics Obligations (as defined in Section 3 of the ERLY Juice Agreement) were not satisfied in full on or before March 31, 1995. Such Chemonics Obligations have been timely satisfied.

         E. Concurrently with the execution of the ERLY Juice Agreement, Lender, ERLY Juice, Parent, Chemonics, Chemonics International, Douglas Murphy and Gerald Murphy entered into that certain Master Agreement dated as of November 18, 1994 (the "Master Agreement") and the Related Documents (as defined therein), pursuant to which, among other things, (i) Lender and ERLY Juice entered into the ERLY Juice Agreement, (ii) Parent entered into the Amended and Restated Guaranty and Pledge Agreement (the "Parent Guaranty"), pursuant to which Parent, among other things, (a) amended and restated its guaranty of the payment and performance of the ERLY Juice Obligations, enforceable with recourse against Parent on and after December 21, 1994, and (b) amended and restated its pledge of the stock of Chemonics, of which Parent is the sole stockholder, to secure the payment of the ERLY Juice Obligations, (iii) Chemonics entered into the Amended and Restated Warrant to Purchase Common Stock of Chemonics Industries, Inc. dated as of November 18, 1994 (the "Chemonics Warrant") for the benefit of Lender, which amended and restated the Existing Warrant (as defined in the Master Agreement), (iv) Chemonics International issued to Lender the Warrant to Purchase Common Stock of Chemonics International, Inc., dated as of November 18, 1994 (the "Chemonics International Warrant") and (v) Chemonics entered into the Non-Recourse Guaranty and Pledge Agreement (ERLY Juice Obligations) (the "Chemonics Pledge"), pursuant to which Chemonics, among other things, pledged the stock of Chemonics International, of which Chemonics is the sole stockholder, to secure the payment of the ERLY Juice Obligations.

         F. On December 21, 1994, the ERLY Juice Obligations became due and payable and the recourse obligations of Parent to Lender pursuant to the Parent Guaranty became effective. The ERLY Juice Obligations remain due and payable. As of February 16, 1995, the ERLY Juice Obligations are as follows:

            Principal and Interest                         $8,943,570.10
            Fees and Costs                                     85,438.00
                     Total                                  9,029,008.10

         G. ERLY Juice, Parent, Chemonics, and Chemonics International have requested that Lender (i) agree to extend the due date of the ERLY Juice Obligations and modify certain provisions regarding applicable interest obligations with respect thereto, (ii) amend the Existing A Warrant and Existing B Warrant to grant to Parent an option to repurchase such warrants, and any stock purchased pursuant to such warrants, under certain terms and conditions,
(iii) return the Chemonics International Warrant to Chemonics International and the Chemonics Warrant to Chemonics under certain conditions specified herein, and (iv) terminate the Parent Stock Option.

         H. Lender is willing to consent to the requests described in the foregoing paragraph, subject to the terms and conditions hereof and in the Related Documents (as defined below).

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

         1.       DEFINITIONS.

                  a. Defined Terms. The following terms (whether or not underscored) when used in this Loan Extension Agreement, including its Preamble and Recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                  "A Warrant" means the Amended and Restated Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "A Warrant," of even date herewith, which amends and restates the Existing A Warrant, together with all amendments, modifications and supplements thereto and replacements thereof.

                  "Amended Loan Agreement" means the Amended and Restated Loan Agreement between ERLY Juice and Lender of even date herewith, together with all amendments, modifications and supplements thereto.

                  "Amended Security Agreement" means the Amended and Restated Security Agreement between ERLY Juice and Lender of even date herewith, together with all amendments, modifications and supplements thereto.

                  "Amended Term Note" means the Amended and Restated Term Note of ERLY Juice in favor of Lender of even date herewith, together with all amendments, modifications and supplements thereto.

                  "B Warrant" means the Amended and Restated Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "B Warrant," of even date herewith, which amends and restates the Existing B Warrant, together with all amendments, modifications and supplements thereto and replacements thereof.

                  "Business Day" means any day which is neither a Saturday nor Sunday nor a legal holiday on which banks are authorized or required to be closed in Los Angeles, California.

                  "C Warrant" means the Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "C Warrant," of even date herewith which is initially exercisable for a number of shares equal to 1% of Parent's common stock on a fully diluted basis (subject to adjustment as provided therein), together with all amendments, modifications and supplements thereto.

                  "Chemonics" is defined in the Preamble.

                  "Chemonics International" is defined in the Preamble.

                  "Chemonics International Warrant" is as defined in Recital E, together with all amendments, modifications, and supplements thereto and replacements thereof.

                  "Chemonics International Warrant Stock" means, as of any time of determination, all Warrant Stock (as defined in the Chemonics International Warrant).

                  "Chemonics Pledge" is as defined in Recital E, together with all amendments, modifications, and supplements thereto.

                  "Chemonics Pledge Amendment" means the First Amendment to Non-Recourse Guaranty and Pledge Agreement (ERLY Juice Obligations) of even date herewith, executed by Chemonics in favor of Lender, together with all amendments, modifications and supplements thereto, which amends the Chemonics Pledge.

                  "Chemonics Warrant" is as defined in Recital E, together with all amendments, modifications, and supplements thereto and replacements thereof.

                  "Chemonics Warrant Stock" means, as of any time of determination, all Warrant Stock (as defined in the Chemonics Warrant).

                  "Closing Date" means the Business Day on which all of the conditions precedent set forth in Section 3 have been satisfied, in Lender's sole discretion, or waived in writing by Lender.

                  "D Warrant" means the Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "D Warrant," of even date herewith which is initially exercisable for a number of shares equal to 4% of Parent's common stock on a fully diluted basis (subject to adjustment as provided therein), together with all amendments, modifications and supplements thereto.

                  "ERLY Juice" is defined in the Preamble.

                  "ERLY Juice Agreement" is as defined in Recital D, together with all amendments, modifications, and supplements thereto.

                  "ERLY Juice Loan Agreement" is as defined in Recital A.

                  "ERLY Juice Obligations" (i) means for purposes of all provisions of this Loan Extension Agreement other than the Recitals, the "Obligations" as such term is defined in the Amended Loan Agreement, and (ii) for purposes of the Recitals, is as defined in Recital A.

                  "Lender" is defined in the Preamble.

                  "Lien" is as defined in the Amended Loan Agreement.

                  "Loan Extension Agreement" is defined in the Preamble, together with all amendments, modifications, and supplements.

                  "Master Agreement" is as defined in Recital E, together with all amendments, modifications, and supplements thereto and replacements thereof.

                  "Maturity" is as defined in the Amended Loan Agreement.

                  "Organic Document" means, relative to ERLY Juice, Parent, Chemonics, or Chemonics International, its certificate of incorporation, its by-laws, and all shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares of stock.

                  "Parent" is defined in the Preamble.

                  "Parent Documents" means the Parent Guaranty Amendment, the A Warrant, the B Warrant, the C Warrant, the Parent Registration Rights Agreement, the Parent Securities Purchase Agreement, and each other document or instrument executed and delivered by Parent to Lender pursuant hereto or in connection herewith.

                  "Parent Guaranty" is as defined in Recital E, together with all amendments, modifications, and supplements thereto.

                  "Parent Guaranty Amendment" means the First Amendment to Amended and Restated Guaranty and Pledge Agreement between Parent and Lender of even date herewith, which amends the Parent Guaranty, together with all amendments, modifications and supplements thereto.

                  "Parent Pledge" means that certain ERLY Pledge Agreement dated as of September 26, 1988, together with all amendments, modifications, and supplements thereto, pursuant to which Parent pledged the stock of ERLY Juice to Lender to secure the ERLY Juice Obligations (as defined in the Recitals).

                  "Parent Registration Rights Agreement" means the Registration Rights Agreement (ERLY Industries) between Parent and Lender of even date herewith, together with all amendments, modifications and supplements thereto.

                  "Parent Securities Purchase Agreement" means the Securities Purchase Agreement (ERLY Industries) between Parent and Lender of even date herewith, together with all amendments, modifications and supplements thereto.

                  "Parent Stock Option" is as defined in Recital B.

                  "Parent Stock Option Agreement" is as defined in Recital B.

                  "Related Documents" means the Amended Loan Agreement, the Amended Note, the Amended Security Agreement, the Parent Documents, the Chemonics Pledge Amendment, and each other agreement executed and delivered to Lender pursuant hereto, whether or not mentioned herein.

                  "Schedule of Documents" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents to be delivered and information to be provided in connection with this Loan Extension Agreement and the transactions contemplated hereunder, substantially in the form of Annex A hereto.

                  b. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Loan Extension Agreement shall have such meanings when used in any Schedules or Annexes hereto, including the Schedule of Documents, and in each notice and other communication delivered from time to time in connection with this Loan Extension Agreement or any Related Document.

                  c. Cross-References. Unless otherwise specified, references in this Loan Extension Agreement and in each Related Document to any Section are references to such Section of this Loan Extension Agreement or such Related Document, as the case may be, and unless otherwise specified, references in any Section or definition to any clause are references to such clause of such Section or definition. In addition, it is expressly agreed that any reference in any "Other Document" (as defined below) to the ERLY Juice Loan Agreement or any Section or provision thereof shall, unless the context otherwise requires, be deemed to be a reference to the Amended Loan Agreement (and if such reference was a reference to a specific section or provision, it shall be deemed a reference to the comparable provision of the Amended Loan Agreement). If any Other Document refers to or relies upon the ERLY Juice Loan Agreement for purposes of defining a particular term in such Other Loan Document and such term is not defined in the Amended Loan Agreement, the definition of such term that was set forth in the ERLY Juice Loan Agreement shall apply and be used to define such term. For purposes hereof, "Other Document" means and includes any Loan Document (as defined in the ERLY Juice Loan Agreement) that may remain in effect after the Closing Date, including the Parent Pledge, and any other document or agreement that may have been executed in connection with any of the foregoing.

                  d. Certain Matters of Construction. All Schedules or Annexes identified by this Loan Extension Agreement are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Schedules, all Schedules referred to herein shall mean the Schedules as in effect as of the Closing Date. The Recitals shall be construed as part of this Loan Extension Agreement. For purposes of this Loan Extension Agreement and the Related Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Related Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

         2. LENDER'S AGREEMENT. Subject to Section 3 below, Lender hereby agrees as follows:

                  a. Extension of Due Date of ERLY Juice Obligations; Modification of Interest Provisions. As provided in the Amended Loan Agreement, which amends and restates the ERLY Juice Loan Agreement, Lender shall, among other things, (i) extend the due date of the ERLY Juice Obligations to April 1, 1996, and (ii) modify certain provisions regarding applicable interest obligations with respect thereto, all subject to the terms and conditions of the Amended Loan Agreement.

                  b. Grant of Option to Parent to Repurchase A and B Warrants. As provided in the A Warrant and the B Warrant, which amend and restate the Existing A Warrant and Existing B Warrant, respectively, Lender shall grant to Parent an option to repurchase such warrants, or any stock purchased pursuant to such warrants, subject to the terms and conditions set forth in Section 26 of such A Warrant and B Warrant, respectively.

                  c. Return of Chemonics Warrant and Chemonics International Warrant and Related Stock and Proceeds In Certain Circumstances. If the ERLY Juice Obligations are satisfied in full on or before the earlier to occur of December 31, 1995 and Maturity, then Lender shall return to Chemonics or Chemonics International, as the case may be, (A) (1) the Chemonics Warrant and Chemonics International Warrant, (2) any Chemonics Warrant Stock or Chemonics International Warrant Stock then held by Lender (subject to the repayment to Lender of the aggregate Exercise Price (as defined in the relevant warrant) paid by Lender for such stock pursuant to the relevant warrant), and (3) the actual amount of any cash proceeds received by

Lender upon the sale by Lender of the Chemonics Warrant, the Chemonics International Warrant, any Chemonics Warrant Stock, or any Chemonics International Warrant Stock, less, in the case of proceeds of any Chemonics Warrant Stock or Chemonics International Warrant Stock, the amount of the aggregate Exercise Price (as defined in the relevant warrant) paid by Lender for such stock pursuant to the relevant warrant. If the ERLY Juice Obligations are satisfied in full after December 31, 1995 but on or before Maturity, then Lender shall return to Chemonics (B) (1) the Chemonics Warrant, (2) any Chemonics Warrant Stock then held by Lender (subject to the repayment to Lender of the amount of the aggregate Exercise Price (as defined in the Chemonics Warrant) paid by Lender for such stock pursuant to the Chemonics Warrant), and (3) the actual amount of any cash proceeds received by Lender upon the sale by Lender of the Chemonics Warrant or any Chemonics Warrant Stock, less, in the case of proceeds of any Chemonics Warrant Stock, the amount of the purchase price paid by Lender for such stock pursuant to the Chemonics Warrant).

         d. Termination of Parent Stock Option and Parent Stock Option Agreement. As of the Closing Date, the Parent Stock Option shall be terminated, and the Parent Stock Option Agreement shall be of no further force or effect.

         3. CONDITIONS PRECEDENT TO LENDER'S OBLIGATIONS. Notwithstanding any other provision of this Loan Extension Agreement or any Related Document, no party other than Lender shall have any rights hereunder or under any Related Document, and Lender shall have no obligations hereunder or thereunder, until the following conditions have been satisfied, in Lender's sole discretion, or waived in writing by Lender:

                  a. Execution and Delivery of This Loan Extension Agreement and Related Documents. This Loan Extension Agreement or counterparts thereof shall have been duly executed by, and delivered to, each of the parties hereto, and Lender shall have received each of the Related Documents, duly executed, and all such documents, instruments and agreements that Lender may reasonably request in connection with the transactions contemplated by this Loan Extension Agreement including all documents, instruments, agreements, listed in the Schedule of Documents, each in form and substance satisfactory to Lender.

                  b. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of ERLY Juice, Parent, Chemonics or Chemonics International shall be satisfactory in form and substance to Lender and its counsel; Lender and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Lender or its counsel may request; and all legal matters incident to the transactions contemplated by this Loan Extension Agreement shall be satisfactory to counsel to Lender.

                  c.       Intentionally Blank.

         4. REPRESENTATIONS AND WARRANTIES. Each of ERLY Juice, Parent, Chemonics and Chemonics International represents and warrants to Lender as follows:

                  a. Organization, etc. Each of ERLY Juice, Parent, Chemonics and Chemonics International is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, has full power and authority to own, and hold under lease, its property and to conduct its business as presently conducted by it and as proposed to be conducted, and has full power and authority to enter into and perform its obligations under this Loan Extension Agreement and each Related Document to which it is a party.

                  b. Validity, etc. This Loan Extension Agreement constitutes, and all Related Documents to which any such party is a party will, when executed and delivered by such party, constitute, the legal, valid, and binding obligation of such party enforceable in accordance with their terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

         5.       MISCELLANEOUS.

                  a. Waivers, Amendments, etc. The provisions of this Loan Extension Agreement and of each Related Document may from time to time be amended, modified, or waived if such amendment, modification or waiver is in writing and consented to by Lender and the other parties hereto or thereto, as the case may be. No failure or delay on the part of Lender in exercising any power or right under this Loan Extension Agreement or any Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

                  b. Costs and Expenses. Whether or not the transactions hereby contemplated shall be consummated, ERLY Juice and Parent shall pay all reasonable out-of-pocket costs and expenses of Lender incurred in connection with the preparation, execution, delivery, and enforcement of or preservation of any rights under, this Loan Extension Agreement and the Related Documents.

        c. Severability. Any provision of this Loan Extension Agreement or any Related Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Loan Extension Agreement or such Related Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        d. Further Assurances. Each of ERLY Juice, Parent, Chemonics, and Chemonics International agrees, upon the written request of Lender, to execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to accomplish the transactions contemplated herein or in any Related Documents.

        e. Headings. The various headings of this Loan Extension Agreement and of each of the Related Documents are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Loan Extension Agreement or any such Related Document or any provisions hereof or thereof.

        f. Counterparts. This Loan Extension Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        g. Interpretation. No provision of this Loan Extension Agreement or any of the Related Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

        h. Complete Agreement. This Loan Extension Agreement constitutes the complete agreement between the parties, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter hereof.

        i. Time of the Essence. Time is of the essence with respect to this Loan Extension Agreement and each of the Related Documents.

        j. Successors and Assigns. This Loan Extension Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        k. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS LOAN EXTENSION AGREEMENT AND THE RELATED DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE PARTIES CONSENT TO PERSONAL JURISDICTION, WAIVE ANY OBJECTION AS TO JURISDICTION OR VENUE, AND

AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

        l. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, RATHER THAN ARBITRATION RULES, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS LOAN EXTENSION AGREEMENT, OR ANY RELATED DOCUMENT, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ERLY INDUSTRIES INC.                                          ERLY JUICE INC.


By:       /s/ KURT GREY                            By:       /s/ KURT GREY
Name:       Kurt Grey                              Name:      Kurt Grey
Its:        Vice President                         Title:     Vice President


CHEMONICS INDUSTRIES, INC.                         CHEMONICS INTERNATIONAL, INC.


By:       /s/ KURT GREY                            By:       /s/ KURT GREY
Name:       Kurt Grey                              Name:      Kurt Grey
Its:        Vice President                         Its:       Vice President

INTERNATIONALE NEDERLANDEN
(U.S.) CAPITAL CORPORATION


By:     /s/ MICHAEL W. ADLER
Name:       Michael W. Adler
Its:        Vice President








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